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                                                                  EXHIBIT 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated April 9, 1998 appearing on page 16 of the Lumen Technologies, Inc's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts in such Prospectus."




PricewaterhouseCoopers LLP



Dallas, Texas
August 4, 1998